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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 27, 1998 included in Spieker Properties, Inc.'s Form 10-K for the year ended December 31, 1997, our report dated January 27, 1998 included in Spieker Properties, L.P.'s Form 10-K for the year ended December 31, 1997, our reports dated December 1, 1997 and December 22, 1997 included in Spieker Properties, Inc.'s Form 8-K dated January 20, 1998, our reports dated December 1, 1997 and December 22, 1997 included in Spieker Properties, L.P.'s Form 8-K dated January 20, 1998, our report dated December 4, 1997 included in Spieker Properties, Inc.'s Form 8-K/A dated February 9, 1998, and our report dated December 4, 1997 included in Spieker Properties, L.P.'s Form 8-K/A dated February 9, 1998, and to all references to our Firm included in this registration statement.


                                                             ARTHUR ANDERSEN LLP

San Francisco, California
April 22, 1998